UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report: March 6, 2006

a21, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: (904) 565-0066

__________________________________________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 6, 2006, a21, Inc. (OTCBB: ATWO), a Texas corporation ("a21"), received $1.2 million in connection with the exercise of warrants to purchase four million shares of a21’s common stock held by CRT Capital Group, LLC ("CRT"), a significant shareholder of a21. CRT previously acquired the warrants from Barron Partners L.P., a significant shareholder of a21, through a prior financing arrangement.

In connection with the exercise of the warrants, a21 set the exercise price of the warrants to $0.30 per unregistered share, which is approximately 10% less than what the exercise price would have been pursuant to the terms of the warrants.

No underwriting discounts or commissions were paid in connection with this transaction. The Company issued the foregoing securities in reliance on Section 4(2) of the Securities Act, based on the identity and number of investors.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated March 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.

By:	/s/ Thomas Costanza
Thomas Costanza
Vice President, Chief Financial Officer

Dated: March 10, 2006

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 10, 2006